Exhibit 10.34

FIRST AMENDMENT TO
LICENSE AGREEMENT

This FIRST AMENDMENT TO LICENSE AGREEMENT (the “Amendment”) is entered into as of March 20, 2020 (the “Amendment Date”), by and among Suneva Medical, Inc., a Dela ware corporation (“Suneva”) and Healeon Medical, Inc., a California corporation (“Healeon”). Capitalized terms used in this Amendment and not otherwise defined in this Amendment have the respective meanings ascribed to them in the Prior Agreement (as defined below).

RECITALS

A. Suneva and Healeon previously entered into that certain License Agreement on the Ef fective Date (the “Prior Agreement”); and

B. Hcalcon did not obtain U.S. Regulatory Approval for certain Products on or before December 31, 20 I 9, and subsequently owes Suncva a refund amount of $300,000 pursuant to the tem1s of the Prior Agreement (the “Original Refund Amount”).

C. The Parties wish to offset certain amounts owed to Healcon by Suneva (in the aggre gate amount of $165,920.50, as further itemized on Exhibit A hereto) against the Original Re fund Amount, leaving Healeon with an obligation to Suneva in the amount of $134,079.50 (the “Revised Refund Amount”).

D. The Parties wish to provide for further offsets to the Revised Refund Amount through subsequent amendments to Exhibit A, and such exhibit will be automatically amended to include any valid, undisputed, invoice issued by Heal eon to Suncva of which both parties decide to apply to the Revised Refund Amount until the amount of all offsets set forth in Exhibit A is $300,000.

E. The Original Refund Amount was to be paid ,by Healeon on or before March 20, 2020, but the Parties wish to extend the payment date for the Revised Refund Amount to June 30, 2021.

AGREEMENT

Now THEREFORE, in consideration of the premises set forth above and the mutual covenants and agreements set forth herein and for good and va uable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Amendment agree as follows:

1. Amendment to Financial Terms. The last sentence of Section 6.1 of the Prior Agreement is hereby removed in its entirety and replaced with the following language:

“Healeon shall pay Suneva a license payment refund in the amount of $134,079.50 (the “Refund Amount”), with such Refund Amount to be paid on or before June 30, 2021 (the “Refund Due Date”). The Parties agree that in the event Healeon issues additional, undisputed, invoices to Suncva after March 20, 2020, that upon agreement by both Parties, the amounts of such invoices will be added to Exhibit A of that certain First Amendment to License Agreement between the Parties dated March 20, 2020, and the Refund Amount will be automatically reduced by the amount of such invoice. The offset provision described in the previous sentence can be applied until the Refund Amount is $0. In the event that any part of the Refund Amount remains outstanding as of the Refund Due Date, Healeon will pay such amount to Suneva in cash or via wire transfer. Healcon shall pay all collection costs, including reasonable attorneys’ fees (including in-house counsel), incurred by Suneva in collecting the Refund Amount or in enforcing the provisions of this Agreement, whether or not Suneva files a suit. Last, Healeon agrees that as of March 20, 2020, the price per unit that it will charge Suneva for the PRP syringe “Single Dual Syringe PRP Kit” will be $23.00 until the Refund Amount is $0 due to offsets or paid in full by Healcon.”

2. Continuation of Terms. Except as amended hereby, all other terms and condi- tions of the Prior Agreement will be unaffected by this Amendment and remain in full force and effect.

3. Miscellaneous.

3.1. This Amendment, together with the Prior Agreement, constitutes the entire agreement among the parties and supersedes all prior agreements and understandings relating to the subject matter of this Amendment.

3.2. Any dispute arising under this Amendment shall be subject to the dispute resolution process applicable to the Prior Agreement.

3.3. This Amendment will be governed by the governing law applicable to the Prior Agreement.

3.4. This Amendment may be executed and delivered by two or more counter- parts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile or e-mail transmission of images in Adobe PDF or similar format shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.

[SIGNATURE PAGE FOLLOWS]

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